Commission File No. 333-08155

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8

                             Registration Statement
                        Under The Securities Act of 1933

                           NEW YORK HEALTH CARE, INC.
               (Exact Name of Issuer as specified in its charter)


        New  York                                                11-2636089
-------------------------------                            ---------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                              1850 McDonald Avenue
                               Brooklyn, NY 11223
                    (Address of principal executive offices)
                             _______________________

                             SHARES OF COMMON STOCK
                            ISSUABLE PURSUANT TO THE
                     NEW YORK HEALTH CARE DIRECTOR OPTIONS
                AND WARRANTS AND THE PERFORMANCE INCENTIVE PLAN
                            ________________________
                            (Full title of the plan)
                            ________________________

                             Jerry Braun, President
                           New York Health Care, Inc.
                              1850 McDonald Avenue
                               Brooklyn, NY 11223
                                 (718) 375-6700
                              _____________________
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                              _____________________
                                    Copy to:
                             William J. Davis, Esq.
                             Scheichet & Davis, P.C.
                          800 Third Avenue, 29th Floor
                               New York, NY  10022
                                 (212) 688-3200
                              _____________________

   This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                       Proposed     Proposed
                                       maximum      maximum
Title of                   Amount      offering     aggregate   Amount of
securities to be           to be       price per    offering    registration
registered               registered    Share (1)    price (1)   fee

--------------------------------------------------------------------------------

Common Stock, $0.01       450,000(2)  $   4.50      $2,025,000  $       534
  par value per share
                           40,000(3)  $   4.50      $  180,000  $        48


     Totals               490,000                   $2,025,000  $       582
--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended, solely for purpose of calculating the registration fee on the basis of the product resulting from multiplying the sum of the number of shares of Common Stock registered as part of this Registration Statement by $4.50 per share, the average of the last bid and asked prices of the Registrant's shares of Common Stock as of October 24, 2001

(2) Represents an additional number of shares of Common Stock issuable upon the exercise of stock options which are issuable pursuant to the New York Health Care, Inc. Performance Incentive Plan.

(3) Represents the number of shares of Common Stock issuable to certain outside directors of the Company upon the exercise of Common Stock purchase warrants which they received in consideration of their services as directors.

                                     PART I

     INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.  PLAN  INFORMATION.

     (a)     Stock  Incentive Plan.  New York Health Care, Inc. (herein referred
             ---------------------
to  as  the  "Registrant"  or  the  "Company")  adopted the New York Health Care
Performance Incentive Plan (the "Stock Incentive Plan") effective March 1996 covering 262,500 shares of the Company's $.01 par value common stock (the "Common Stock"). The Stock Incentive Plan was amended effective June 25, 1998 and July 28, 1999 increasing to 1,032,500 the number of shares reserved for issuance to employees, directors and consultants upon their exercise of incentive and non-qualified stock options granted under the Stock Incentive
Plan.  All  of  those  shares  were  registered with the Securities and Exchange
Commission  on  a  Form  S-8  Registration  Statement  dated  November 16, 2000.

     At the Company's Annual Shareholders Meeting held on December 18, 2000, the number of shares issuable pursuant to the Stock Incentive Plan was again amended by an additional 450,000 shares of Common Stock so that the total number of shares which may be issued under the Plan was increased to 1,482,500.

     A complete description of the Stock Incentive Plan was included in the Company's definitive proxy statement on Schedule 14A dated July 28, 1999 with respect to the Company's annual meeting of stockholders held on July 28, 1999.

     The Company is registering an additional 450,000 shares of Common Stock issuable under the Stock Incentive Plan. There are currently outstanding Stock Incentive Plan options for 1,389,500 shares, all of which are vested and currently exercisable.

     (b)     Shares  Underlying Directors Warrants.   The Company is registering
             -------------------------------------
40,000 shares of Common Stock issuable to outside directors listed below upon the exercise of Common Stock purchase warrants (the "Directors Warrants") which they received in consideration of their services as directors pursuant to a resolutions adopted by the Company's Compensation Committee on December 18, 2000 and January 2, 2001:

             Name                 Number  of  Shares
             ------------------  -------------------
             H. Gene Berger                   20,000
             Charles J. Pendola               20,000

     (c)     Purchase  of  Securities  Pursuant  to Stock  Options and Directors
             -------------------------------------------------------------------
Warrants.  The 1,389,500  shares  of Common Stock to be issued upon the exercise
--------
of currently outstanding Stock Incentive Plan options have exercise prices currently ranging from $1.79 per share to $.50 per share. The 40,000 shares of Common Stock to be issued upon the exercise of the Directors Warrants have exercise prices currently ranging from $.438 per share to $.594 per share.

     (d)     Resale  Restrictions.  No  restrictions  are  imposed on resales of
             --------------------
shares of Common Stock acquired by the exercise of Stock Options and Directors Warrants as long as such shares of Common Stock have been registered under an effective registration statement.

     (e)     Tax  Effects of Plan Participations.
             ------------------------------------
(i) Upon the exercise and purchase of any shares of Common Stock by the exercise of Non-Statutory Stock Options and Directors Warrants, the purchaser will recognize ordinary income (treated as compensation income) equal to the excess (if any) of the fair market value of the Common Stock at the time of exercise over the exercise price.

Upon the sale of shares purchased upon exercise of the Non-Statutory Stock Options and Directors Warrants, the sellers will recognize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the Common Stock at the time of exercise. Such capital gain or loss will be short-term or long-term, depending upon the length of time the shares were held by the respective purchasers.

(ii) Upon the exercise and purchase of any shares of Common Stock by the exercise of Statutory Stock Options, the purchaser will not recognize ordinary income (treated as compensation income) equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price. The exercise of Statutory Stock Options may subject the purchaser to the Alternative Minimum Tax.

Upon the sale of shares purchased upon exercise of Statutory Stock Options, the sellers will recognize capital gain or loss measured by the difference between the amount realized on the sale and the exercise price of the Stock Option. Such capital gain or loss will be short-term or long-term, depending upon the length of time the shares were held by the respective purchasers. If shares are sold short-term, part of the gain will be deemed ordinary income (treated as compensation income). The calculation of ordinary income depends on the price at which the shares are sold. The purchasers may have to record a different gain for the purposes of the Alternative Minimum Tax.

     The Company will have a charge to its earnings and be entitled to a tax deduction in the same amount and at the same time as each of the recipients and purchasers of the shares of Common Stock realizes such income.

ITEM  2.  REGISTRANT  INFORMATION.

     The Company will promptly furnish, without charge, a copy of any documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Company's then annual report to stockholders, upon the written or oral request of the person receiving this document, which documents are incorporated by reference into this document. Such requests should be addressed to Jerry Braun, President, New York Health Care, Inc., 1850 McDonald Avenue, Brooklyn, NY 11223.

Dated:  October 25 , 2001

                                    PART  II

           INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT


ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The  Company  hereby states that (i) the documents listed in (a), (b), (c),
(d), (e), (f), (g), (h) and (i) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Company's Annual Report on Form 10-KSB (File No. 1-12451) for the year ended December 31, 1999.

     (b) The Company's Quarterly Report on Form 10-QSB (File No. 1-12451) for the quarter ended March 31, 2000.

     (c) The Company's Quarterly Report on Form 10-QSB (File No. 1-12451) for the quarter ended June 30, 2000.

     (d) The Company's Quarterly Report on Form 10-QSB (File No. 1-12451) for the quarter ended September 30, 2000.

     (e)  The Company's Schedule 14A (File No. 1-12451) dated November 15, 2000.

     (f) The Company's Annual Report on Form 10-KSB (File No. 1-12451) for the year ended December 31, 2000.

     (g) The Company's Quarterly Report on Form 10-QSB (File No. 1-12451) for the quarter ended March 31, 2001.

     (h) The Company's Quarterly Report on Form 10-QSB (File No. 1-12451) for the quarter ended June 30, 2001.

     (i) The Company's Report on Form 8-K (File No. 1-12451) dated October 15, 2001.


ITEM  4.  DESCRIPTION  OF  SECURITIES.

     As of the date of this Form S-8, the Company is authorized to issue 50,000,000 shares of Common Stock and 2,000,000 of Preferred Stock, each with a par value of $.01 per share. There are 3,750,000 shares of Common Stock issued, of which 3,695,230 shares are outstanding and 54,770 shares are Treasury Stock, and there are 590,375 shares of Series A Preferred Stock issued and outstanding.

     The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors.

     Upon any liquidation, dissolution or winding-up of the Registrant, the assets of the Company, after the payment of the Company's debts and liabilities and any liquidation preferences of and unpaid dividends on any class of Preferred Stock then outstanding, will be distributed pro rata to the holders of Common Stock.

     The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by the Board of Directors of the Company, out of funds legally available therefor, subject to the priorities accorded any class of Preferred Stock which may be issued. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Registrant's business operations.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  Applicable

ITEM  6.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

               Article Third of the Certificate of Incorporation of New York Health Care, Inc. (the "Registrant") provides with respect to the indemnification of directors and officers, among other things, that (a) the Registrant may, to the fullest extent permitted by Sections 721 through 726 of the New York Business Corporation Law, as amended, indemnify all persons whom it may indemnify pursuant thereto, (b) a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for certain transactions or events as set forth in such Article Third, (c) each person who was or is made a party, or is threatened to be made a party, to or is involved in any action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the New York Business Corporation Law, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and (d) the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in such Article Third shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders and disinterested directors or otherwise.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     The Company believes that the issuance of the Stock Options and Director's Warrants were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder, as a transaction by an issuer not involving any public offering. No broker-dealer was involved therein and the securities involved have been subject to appropriate transfer restrictions.

ITEM  8.  EXHIBITS.

Number                   Description  of  Exhibit
------                   ------------------------------------
1.1                      Form  of  Underwriting Agreement.(1)

2.1 Purchase and Sale Agreement dated December 7, 1997 among NYHC Newco Paxxon, Inc. and Metro Healthcare Services, Inc.(2)

2.2 Purchase and Sale Agreement dated February 8, 1998 among NYHC Newco Paxxon, Inc. and Metro Healthcare Services, Inc.(3)

2.3 Purchase and Sale Agreement dated February 25, 1998 among NYHC Newco Paxxon, Inc. and Heart to Heart Healthcare Services, Inc.(3)

3.1                      Certificate  of  Incorporation  of  the  Company.(1)

3.2                      Restated  Certificate  of  Incorporation  of  the
                         Company.(1)

3.3 Certificate of Correction of Restated Certificate of Incorporation of New York Health Care, Inc.(1)

3.4                      Amendment  to  the  Certificate  of Incorporation filed
                         October  17,  1996.(1)

3.5                      By-laws  of  the  Company.(1)

3.6 Amendment to the Certificate of Incorporation of the Company filed December 4, 1996.(1)

3.7 Certificate of Designations, Rights and Preferences of New York Health Care, Inc. Class A Convertible Preferred Stock.(5)

4.1                      Form  of  certificate  evidencing  shares  of  Common
                         Stock.(1)

4.2                      Underwriter's  Warrant  Agreement  and  Form  of
                         Underwriter's  Warrant.(1)

4.3 Warrant Agreement dated June 1, 1998 between the Company and H. Gene Berger and Form of Warrant. (10)

4.4 Warrant Agreement dated November 12, 1999 between the Company and H. Gene Berger, and Form of Warrant. (10)

4.5                      Warrant  Agreement  dated  November 12,1999 between the
                         Company  and  Charles  J.  Pendola,  and  Form  of
                         Warrant-(10)

4.6 Warrant Agreement dated December 18, 2000 between the Company and Charles J. Pendola, and form of Warrant.

4.7 Warrant Agreement dated December 18, 2000 between the Company and H. Gene Berger, and form of Warrant.

4.8                      Warrant  Agreement  dated  January  2, 2001 between the
                         Company  and  H.Gene  Berger,  and  form  of  Warrant.

4.9 Warrant Agreement dated January 2, 2001 between the Company and Charles J. Pendola, and form of Warrant.

5.1                      Opinion  of  Scheichet  &  Davis,  P.C.

10.1 Purchase and Sale Agreement by and between the Company, National Medical Homecare, Inc., Jerry Braun and Sam Soroka dated March 18, 1988.(1)


10.2 Lease for 105 Stevens Avenue, White Plains, New York by and between the Company and Vincent Rippa as receiver dated October 30, 1992.(1)


10.3 Lease for 175 Fulton Avenue, Suite 30IA, Hempstead, New York by and between and the Company and Hempstead Associates Limited Partnership dated July 2, 1993.(1)

10.4 Deed for 1667 Flatbush Avenue, Brooklyn, New York from Tiara Realty Co. to the Company dated April 22, 1994.(1)

10.5 Agreement between Jerry Braun, Jacob Rosenberg, Samson Soroka, Hirsch Chitrik, Sid Borenstein and the Company dated March 31, 1988.(1)

10.6 Lease for 49 South Main Street, Spring Valley, New York by and between the Company and Joffe Management dated November 1, 1994.(1)

10.7                     Agreement  for  Provisions  of  Home  Health  Aide  and
                         Personal Care Worker Services by and between the Company and Kingsbridge Heights Health Facilities Long Term Home Health Care Program dated November 2, 1994.(1)

10.8 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Rockland, Westchester and Bronx Counties dated May 8, 1995.(1)

10.9 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Dutchess, Orange, Putnam, Sullivan and Ulster Counties dated May 8, 1995.(1)

10.10 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Nassau, Suffolk and Queens Counties dated May 8, 1995.(1)

10.11 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Orange and Rockland Counties dated July 1. 1995.(1)

10.12 Lease Renewal for 45 Grand Street, Newburgh, New York by and between the Company and Educational and Charitable Foundation of Eastern Orange County, Inc. dated July 12, 1995.(1)

10.13 Lease for 91-31 Queens Boulevard, Elmhurst, New York by and between the Company and Expressway Realty Company dated September 15, 1995.(1)

10.14 Settlement Agreement and General Release by and between the Company and Samson Soroka dated September 28, 1995.(1)

10.15 Personal Care Aide Agreement by and between the Company and Nassau County Department of Social Services dated October 18, 1995.(1)

10.16 Lease for 1667 Flatbush Avenue, Brooklyn, New York by and between the Company and 1667 Flatbush Avenue LLC dated November 1, 1995.(1)

10.17 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Bronx, Kings, New York, Queens and Richmond Counties dated December 29, 1995.(1)

10.18 Home Health Agency Agreement by and between the Company and the Center for Nursing and Rehabilitation dated January 1, 1996.(1)

10.19 Homemaker and Personal Care Agreements by and between the Company and the County of Rockland Department of Social Services dated January 1, 1996.(1)

10.20 Home Health Aide/ Personal Care Worker Services Agreement by and between the Company and Beth Abraham Hospital dated January 12, 1996.(1)

10.21 Homemaker Services Agreement by and between the Company and the Orange County Department of Social Services dated February 16, 1996.(1)

10.22 Personal Care Service Agreement by and between the Company and the Orange County Department of Social Services dated February 16, 1996.(1)

10.23 Certified Home Health Agency Agreement by and between the Company and New York Methodist Hospital dated February 28, 1996.(1)

10.24 Employment Agreement by and between the Company and Jacob Rosenberg dated March 26, 1996.(1)

10.25 Employment Agreement by and between the Company and Jerry Braun dated March 26, 1996.(1)

10.26 Stock Option Agreement by and between the Company and Jerry Braun dated March 26, 1996.(1)

10.27 Home Health Agency Agreement by and between the Company and the Mount Sinai Hospital Home Health Agency dated April 1, 1996.(1)

10.28 Absolute, Unconditional, Irrevocable and Limited Continuing Guaranty of Payment by and between Jacob Rosenberg and United Mizrahi Bank and Trust Company dated May 9, 1996.(1)

10.29 Absolute, Unconditional, Irrevocable and Limited Continuing Guaranty of Payment by and between Jerry Braun and United Mizrahi Bank and Trust Company dated May 9, 1996.(1)

10.30 Continuing General Security Agreement by and between the Company and United Mizrahi Bank and Trust Company dated May 9, 1996.(1)

10.31 Agreement for the Purchase of Accounts Receivable between the Company and 1667 Flatbush Avenue LLC dated July 8, 1996.(1)

10.32                    401  (k)  Plan  for  the  Company.(1)

10.33                    Performance  Incentive  Plan  for  the  Company.(1)

10.34 Services Agreement between the Company and Heart to Heart Health Care Services, Inc., dated January 1, 1996.(1)

10.35 Employment Agreement by and between the Company and Gilbert Barnett dated August 27, 1996.(1)

10.36 Assignment of lease dated October 8, 1996, lease dated March 31, 1995 and sublease dated May 1995 among the Company, as tenant, Prime Contracting Design Corp., as assignor, Bellox Realty Corp., as landlord and Nutriplus Corp., as subtenant.(1)

10.37 Lease for 6 Gramatan Avenue, Mount Vernon, New York, 10550 by and between the Company and 6 Gramatan Avenue Corp. dated December 1, 1996.(1)

10.38                    Form of Financial Consulting Agreement with H.J. Meyers
                         &  Co.,  Inc.(1)

10.39 Forms of Merger & Acquisition Agreement and Indemnification with H.J. Meyers & Co., Inc.(1)

10.40                    Consulting  Agreement by and between the Company and H.
                         Gene  Berger  dated  July  30,  1997.(4)

10.41 Agreement between the Company and Heart to Heart Health Care Services, Inc. dated August 6, 1998.(5)

10.42 Agreement between the Company and Heart to Heart Health Care Services, Inc. dated July 29, 1999. (6)

10.43 Employment Agreement by and between the Company and Jerry Braun dated November 12, 1999. (7)

10.44 Employment Agreement by and between the company and Jacob Rosenberg dated November 12, 1999. (7)

10.45 Loan and Security Agreement by and among New York Health Care, Inc., NYHC Newco Paxxon, Inc. and Heller Healthcare Finance, Inc. dated November 28, 2000. (8)

10.46 Revolving Credit Note dated November 28, 2000 from New York Health Care, Inc. and NYHC Newco Paxxon, Inc. as Borrowers to the order of Heller Healthcare Finance, Inc. as Lender. (8)

10.47 Stock For Stock Exchange Agreement between the Company and The Bio Balance Corp. dated October 11, 2001. (9)

23.1                     Consent   of   Scheichet  &  Davis,  P.C. (contained in
                         Exhibit  5.1).

23.3                     Consent of M.R.Weiser & Co.LLP Independent Public
                         Accountants.

24.1                     Power of Attorney (See "Power of Attorney" in the
                         Registration  Statement).
_______________

(1) Incorporated by reference to Exhibits filed as part of the Company's Registration Statement on Form SB-2 under S.E.C. File No. 333-08152, which was declared effective on December 20, 1996.

(2) Incorporated by reference to Exhibit filed as part of the Company's Form 8-K report with an event date of December 8, 1997.

(3) Incorporated by reference to Exhibits filed as part of the Company's Form 8-K report with an event date of February 8, 1998.

(4) Incorporated by reference to Exhibits filed as part of the Company's Form 10-KSB report for the year ended December 31, 1997.

(5) Incorporated by reference to Exhibits filed as part of the Company's Form 10-QSB report for the quarter ended June 30, 1998.

(6) Incorporated by reference to Exhibits filed as part of the Company's Form 10-QSB Report for the quarter ended June 30, 1999.

(7) Incorporated by reference to Exhibits filed as part of the Company's Form 10-QSB Report for the quarter ended September 30, 1999.

(8) Incorporated by reference to Exhibits filed as part of the Company's Form 8-K Report Filed December 8, 2000.

(9) Incorporated by reference to Exhibits filed as part of the Company's Form 8-K Report filed October 15, 2001.

(10) Incorporated by reference to Exhibits filed as part of the Company's Form S-8 Registration Statement (File No. 333-08155) filed November 16, 2000.


ITEM  9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWER  OF  ATTORNEY
                              -------------------

     We, the undersigned officers and directors of New York Health Care, Inc. (the "Company"), do hereby constitute and appoint Jerry Braun and Jacob Rosenberg, or any of them, our true and lawful attorneys and agents to sign this Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the SEC in connection with such Registration Statement including, specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any . and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

                                    SIGNATURES
                                    ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 25th day of October, 2001.

                                 NEW YORK HEALTH CARE, INC.

                                 By:  /s/  Jerry Braun
                                      ----------------------------------------
                                      Jerry Braun
                                      President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


/s/  Jerry Braun          President, Chief Executive           October 25, 2001
------------------------
Jerry  Braun              Officer  and  Director


/s/ Jacob Rosenberg       Vice President, Chief Operating      October 25, 2001
------------------------
Jacob  Rosenberg          Officer, Chief Financial Officer,
                          Secretary  and  Director


/s/  Hirsch  Chitrik      Director                             October 25, 2001
------------------------
Hirsch  Chitrik


/s/  Sid  Borenstein      Director                             October 25, 2001
------------------------
Sid  Borenstein


/s/  H.  Gene  Berger     Director                             October 25, 2001
------------------------
H.  Gene  Berger


/s/ Charles J. Pendola    Director                             October 25, 2001
------------------------
Charles  J.  Pendola